                                                                    EXHIBIT 10.3


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         FLOUR CITY INTERNATIONAL, INC.

                                       AND

                      INTERNATIONAL FOREST INDUSTRIES, INC.










                          Dated as of April _____, 1997


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                                TABLE OF CONTENTS


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                                                                                          PAGE
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I.      DEFINITIONS..........................................................................1

II.     THE MERGER TRANSACTION...............................................................2

        2.1    Merger; Surviving Corporation.................................................2
        2.2    The Closing...................................................................2
        2.3    Effective Time; Effect of Merger..............................................3
        2.4    Articles of Incorporation.....................................................3
        2.5    By-Laws.......................................................................3
        2.6    Directors and Officers........................................................3
        2.7    Conversion of Shares..........................................................3

III.    REPRESENTATIONS AND WARRANTIES OF IFI................................................4

        3.1    Organization and Authorization................................................4
        3.2    Non-Contravention.............................................................4
        3.3    Capital Stock.................................................................4
        3.4    Financial Statements..........................................................5
        3.5    No Adverse Changes............................................................5
        3.6    Approvals.....................................................................6
        3.7    Taxes.........................................................................6
        3.8    Contracts; Absence of Default.................................................7
        3.9    Title to Assets...............................................................8
        3.10   Litigation....................................................................8
        3.11   Permits.......................................................................8
        3.12   Corporate Records.............................................................8
        3.13   Absence of Undisclosed Liabilities............................................9
        3.14   Corporate Compliance..........................................................9
        3.15   Regulatory Compliance.........................................................9
        3.16   Conflict of Interest..........................................................9
        3.17   Labor Matters.................................................................9
        3.18   Benefit Plans................................................................10
        3.19   Accuracy of Information Furnished............................................10
        3.20   Brokers......................................................................10
        3.21   Reorganization Representations of IFI........................................10


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
IV.     SPECIAL MATTERS.....................................................................11

        4.1    No-Shop......................................................................11
        4.2    Payment of Certain Expenses..................................................11

V.      REPRESENTATIONS AND WARRANTIES OF FCI...............................................11

        5.1    Organization and Authorization...............................................11
        5.2    Non-Contravention............................................................12
        5.3    Capital Stock................................................................12
        5.4    Unaudited Financial Statements and Stock Purchase Agreement..................12
        5.5    No Adverse Changes...........................................................13
        5.6    Litigation...................................................................13
        5.7    Corporate Records............................................................13
        5.8    Corporate Compliance.........................................................13
        5.9    Accuracy of Information Furnished............................................13
        5.10   Brokers......................................................................13
        5.11   Reorganization Representations of FCI........................................13

VI.     COVENANTS...........................................................................14

        6.1    Negative Covenants of IFI and FCI............................................14
        6.2    Additional Affirmative Covenants of FCI......................................14
        6.3    Additional Affirmative Covenants of IFI......................................15
        6.4    Access and Confidentiality...................................................15
        6.5    Public Announcements.........................................................15
        6.6    Expenses.....................................................................15
        6.7    Survival of Representations and Warranties and Covenants; Indemnification....16
        6.8    Reorganization Covenant......................................................17
        6.9    Financial Covenants of IFI...................................................17

VII.    CONDITIONS..........................................................................17

        7.1    Conditions Precedent to the Obligations of All Parties.......................17
        7.2    Additional Conditions Precedent to the Obligations of IFI....................18
        7.3    Additional Conditions Precedent to the Obligations of FCI....................18

VIII.   TERMINATION.........................................................................19

        8.1    Termination by Mutual Consent................................................19
        8.2    Termination by FCI...........................................................19
        8.3    Effect of Termination........................................................19


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
IX.     GENERAL PROVISIONS..................................................................19

        9.1    Notices......................................................................19
        9.2    Amendment and Waiver.........................................................20
        9.3    Counterparts.................................................................20
        9.4    Assignability................................................................21
        9.5    Entire Agreement.............................................................21
        9.6    Applicable Law...............................................................21
        9.7    Headings.....................................................................21
        9.8    Attorneys' Fees..............................................................21
        9.9    Further Assurances...........................................................21


EXHIBITS:

A       -      Form of Plan of Merger
B       -      Issuance of IFI Common Stock to FCI Shareholders
C       -      Form of Articles of Merger


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
        AGREEMENT AND PLAN OF MERGER (this "Agreement") made and entered into as of the ______ day of April, 1997 by and among International Forest Industries, Inc., a Nevada corporation ("IFI"), and Flour City International, Inc., a Nevada corporation ("FCI").

        WHEREAS, in order that IFI may acquire all of the capital stock of FCI, and FCI desires that FCI merge with and into IFI pursuant to the terms and conditions set forth in this Agreement and in accordance with the laws of the State of Nevada (the "Merger"); and

        WHEREAS, the parties intend that the Merger will constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended;

               NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:


I.      DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings set forth:

        "Articles of Merger" shall mean the Articles of Merger to be entered into by and between the Constituent Corporations as provided in Section 2.2, in substantially the Form attached hereto as Exhibit "C."

        "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.2.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Constituent Corporations" shall mean both FCI and IFI.

        "Conversion Ratio" shall have the meaning set forth in Section 2.7.

        "Effective Time" shall have the meaning set forth in Section 2.3.

        "FCI Common Stock" shall mean the common stock, $.0001 par value, of FCI.

        "IFI" shall have the meaning set forth in the preface of this Agreement.

        "IFI Common Stock" shall mean the Common Stock, $.001 par value, of IFI.

        "IFI Financial Statements" shall mean Financial Statements of IFI referred to in Section 3.4, including the notes thereto.

        "Knowledge" or "to the knowledge" of a party shall mean any item of which any executive officer of FCI or IFI has actual knowledge or of which such executive officer would have discovered following reasonable inquiry.

        "Merger" shall have the meaning set forth in the preambles hereto and more fully described in Section 2.1.

        "Ordinary course of business" or similar reference shall mean consistent with past custom and practice, including with respect to quantity and frequency.

        "Plan of Merger" shall mean the Plan of Merger to be entered into by and between the Constituent Corporations as provided in Section 2.2, in substantially the form attached hereto as Exhibit A.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Surviving Corporation Common Stock" shall mean the common stock of the Surviving Corporation.

        "Tax" or "Taxes" shall mean a net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, real property, premium, property or windfall profit tax, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, additional tax or additional amount imposed by any jurisdiction or other taxing authority (federal, state, local or foreign).


II.     THE MERGER TRANSACTION

        2.1 Merger; Surviving Corporation. Pursuant to the provisions of this Agreement and in accordance with Nevada Corporate Law, at the Effective Time FCI shall be merged with and into IFI. IFI shall be the corporation surviving the Merger (the "Surviving Corporation") and shall maintain its corporate existence under the laws of the State of Nevada.

        2.2 The Closing.

               (a) Subject to the conditions set forth in Article VII, unless this Agreement shall have been terminated as provided in Article VIII, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Manning, Marder & Wolfe, 707 Wilshire Boulevard, 45th Floor, Los Angeles, California, commencing at 9:00 a.m., on April ____, 1997 or such other place or such other date as the parties may mutually determine (the "Closing Date").


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               (b) At the Closing, (i) IFI shall deliver to FCI the various certificates, instruments and documents referred to in Section 7.3, and shall deliver to FCI share certificates as set forth in Exhibit B hereto of IFI representing 27,980,667 shares of IFI Common Stock, which shall be validly issued and fully paid and nonassessable, free and clear of any lien or other encumbrance and (ii) the Constituent Corporations shall cause a properly executed Plan of Merger and Articles of Merger (together with such certificates and other documents as may be required by law to effectuate the merger) to be filed with the Secretary of State of the State Nevada.

        2.3 Effective Time; Effect of Merger. The Merger shall become effective at the time (the "Effective Time") the Constituent Corporations file the Articles of Merger with the Secretary of State of the State of Nevada. At the Effective Time, the separate existence of FCI shall cease. All properties, franchises and rights belonging to FCI by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all of the liabilities and obligations of FCI. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either of the Constituent Corporations in order to carry out and effectuate the transactions contemplated by this Agreement.

        2.4 Articles of Incorporation. The Articles of Incorporation of IFI in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and as set forth in the Plan of Merger and Articles of Merger which are Exhibits A and C hereto, respectively.

        2.5 By-Laws. The By-Laws of FCI as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until further amended in accordance with the provisions thereof and of the Articles of Incorporation of the Surviving Corporation.

        2.6    Directors and Officers.

               (a) The Board of Directors of the Surviving Corporation from and after the Effective Time shall consist of the persons who are members of the Board of Directors of FCI as of the Effective Time. Such directors shall serve until their resignation, removal or failure to be reelected and until their respective successors are duly elected or appointed and qualified in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

               (b) The persons who are officers of FCI as of the Effective Time shall continue in the same capacity as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. Other persons may be elected or appointed to other offices from time to time in accordance with the By-Laws of the Surviving Corporation.

        2.7    Conversion of Shares.

               At and as of the Effective Time, each share of FCI shall be converted into the right


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to receive 2.7980667 IFI Common Shares. No FCI shares shall be deemed to be outstanding or to have any rights after the Effective Time.


III.    REPRESENTATIONS AND WARRANTIES OF IFI

        IFI hereby represents and warrants to FCI as follows:

        3.1 Organization and Authorization.

            IFI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has the corporate power and all necessary corporate authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. IFI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or character of its properties requires such qualification and where the failure to be so qualified would materially and adversely affect IFI, its business, properties or rights. IFI has delivered to FCI complete and correct copies of IFI's Articles of Incorporation and By-Laws, as amended and in effect on the date of this Agreement. IFI has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by IFI, and the consummation by IFI of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of IFI. This Agreement has been duly executed and delivered by IFI and constitutes a valid and binding agreement of IFI.

        3.2 Non-Contravention. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws of IFI (b) violate any material provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under any material mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment, or decree, to which IFI is a party or by which it is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any material property of IFI or (d) to the knowledge of IFI violate or conflict with any law, ordinance or rule to which IFI is subject.

        3.3. Capital Stock.

             (a) The authorized and outstanding capital stock of IFI consists of 50,000,000 shares of Common Stock, $.001 par value. As of the date of this Agreement there is 25,360,000 shares of Common Stock issued and outstanding which are validly issued, fully paid and nonassessable. Prior to the Closing IFI shall have completed all actions required to effect a 1 for 10 reverse stock split resulting in 2,536,000 shares of Common Stock issued and outstanding immediately prior to the Closing. There are sufficient authorized but unissued shares of IFI Common Stock to permit the issuance of all shares required to be issued in accordance with the terms and conditions of this Agreement to FCI upon consummation of the Merger.


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               (b) There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever obligating IFI to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of the capital stock of IFI or obligating IFI to grant, extend or enter into any such agreement or commitment. No preemptive or similar rights exist or will arise as a result of the transactions contemplated by this Agreement. There are no voting trusts, voting agreements, irrevocable proxies or other agreements to which IFI is a party, or of which IFI has knowledge, in effect relating to the voting or transfer of any shares of IFI Common Stock.

               (c) The Shares of IFI Common Stock to be delivered pursuant to the Merger will, upon issuance, be validly issued, fully paid and nonassessable.

        3.4 Financial Statements. IFI has previously furnished FCI with its audited Balance Sheets as of December 31, 1994, December 31, 1995, and September 30, 1996 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period January 1, 1996 to September 30, 1996 and for the two years ended December 31, 1994 and December 31, 1995 (collectively the "IFI Financial Statements"). The IFI Financial Statements (a) were prepared in accordance with the books and records of IFI; and (b) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby. The IFI Financial Statements present fairly the financial position of IFI as of the dates thereof and the results of operations and changes in financial position of IFI for the periods then ended. The balance sheet of IFI as of September 30, 1996 is sometimes referred to herein as the "Latest IFI Balance Sheet."

        3.5 No Adverse Changes. Except as contemplated herein, since the date of the Latest IFI Balance Sheet, IFI has conducted its business only in the ordinary course, there has not been any material adverse change in the financial condition, assets, liabilities, properties, business or operations of IFI and IFI has not:

               (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto, with the exception of 7,500,000 Common Shares sold pursuant to Rule 504 of Regulation D;

               (b) declared, set aside or made any dividend or other distribution on capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement in effect to the foregoing, with the exception of that certain assignment of assets to a trust for the benefit of the existing IFI shareholders declared and effective as of April ____, 1997;

               (c) amended its Articles of Incorporation or By-Laws;

               (d) incurred any material obligation or liability (absolute or contingent);


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
               (e) entered into any contract or agreement other than contracts or commitments made pursuant to this Agreement;

               (f) made any payment or arrangement, agreement or commitment to pay any bonus, incentive compensation or retirement, termination or severance benefits;

               (g) borrowed or loaned any money;

               (h) changed its method of accounting; or

               (i) agreed, whether in writing or otherwise, to take any action described in this Section 3.5.

        3.6 Approvals. Except for the approval by the IFI shareholders and the filing of the Articles of Merger with the Nevada Secretary of State, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by IFI or the consummation by IFI of the transactions contemplated hereby.

        3.7 Taxes. (a) IFI has filed or will, before the Closing Date, file all material returns, declarations, reports and information returns and statements required by law to be filed by it before the Closing Date (taking into account any extension for time of filing granted by any appropriate taxing authority) relating to any Taxes with respect to any income, properties or operations of IFI before the Closing Date (collectively, the "Returns"), and all such Returns were, or will be, correct and complete in all material respects; (b) IFI has timely paid (taking into account any extension for time of filing granted by any appropriate taxing authority) in full Taxes that have been shown as due and payable on Returns that have been filed and is not delinquent in the payment of any amount of Taxes attributable to any settlement with governmental authorities; (c) all other material Taxes due and payable by IFI for any taxable period ending on or before the Closing Date (taking into account any extension for time of filing granted by any appropriate taxing authority) have been, or will have been, paid in full unless such Taxes are being contested or have been reserved for on IFI's Financial Statements; (d) all material Taxes required to be withheld by or on behalf of IFI or with respect to the business operated by IFI or the assets thereof have been withheld, and such withheld Taxes have been duly paid to the proper governmental authority or set aside in accounts for such purpose; (e) no Returns or Taxes for which IFI could be held liable is currently being audited by any taxing authority and no taxing authority has given notice in writing that it will commence any such audit; (f) the charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the books of IFI, if any, are and will be as of the Closing Date, adequate in accordance with generally accepted accounting principles, consistently applied, to cover all unpaid liabilities for Taxes accruing or payable by IFI in respect of periods that end on or before the Closing Date (except for any Taxes payable as a result of any event occurring on the Closing Date, but after the Closing, which is outside the ordinary course of business) and for periods that begin before the Closing Date and end after the Closing Date to the extent that such Taxes are attributable to the portion of any such period ending at the Closing Date; for purposes of this subsection (f), in the case of a period that begins before the Closing Date and ends after the Closing Date, the Taxes attributable to the portion of the period ending at the Closing Date shall be determined by closing the books of IFI on the Closing Date and determining the Taxes that would have been imposed on IFI if the period ending at the Closing Date had been a separate taxable year; except, however, in the case of any property taxes, the amount attributable to the portion of the period ending at the Closing Date shall be equal to the total amount of such property taxes for the period in question multiplied by a fraction, the numerator of which is the number of days from the beginning of the period through the Closing Date, and the denominator of which is the total number of days in the period; (g) no deficiency for any amount of material Taxes has been proposed, asserted or assessed in writing against IFI; (h) IFI has not granted an extension of the limitations period applicable to the assessment of Taxes; (i) IFI has not been a party to any tax sharing arrangement; (j) IFI has not made any election under
Section 341(f) of the Code; (k) there are no elections in effect made by or with respect to IFI pursuant to Section 338 or 336(e) of the Code or the regulations thereunder and, prior to the Closing Date, IFI will not be subject to any constructive elections under Section 338 of the Code or regulations thereunder;
(1) none of the property of IFI is subject to a lease under (i) Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the date of enactment of the Tax Reform Act of 1982, or (ii) Section 7701(h) of the Code;
(m) IFI is not nor has been a member of any affiliated group for purposes of filing tax returns or paying Taxes at any time other than the affiliated group of which IFI is the common parent; and (o) there are no liens for delinquent Taxes upon the assets of IFI.

        3.8 Contracts; Absence of Default. IFI is not a party to any material written or oral:

            (a) contract, agreement or understanding for the employment of any officer, consultant, director, employee or any other person;

            (b) contract, agreement or understanding with any labor union;

            (c) contract, agreement or understanding for the purchase of any materials, supplies, equipment, personal property or real property;

            (d) contract, agreement or understanding for the sale of products or performance of services;

            (e) license or franchise agreement, either as licensor or licensee or franchisor or franchisee, or distributor, or sales agency contract;

            (f) lease under which IFI is a lessor or lessee of real property or personal property, or contract, agreement or understanding to purchase or sell real property or personal property;

            (g) pension, profit-sharing, bonus, deferred compensation, retirement or stock option or stock purchase plan in effect with respect to employees or others;


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
            (h) contract or agreement granting to any person, or obtaining from any person, the right to use any property or property right, including any trademark, trade secret, know-how, software, or patent licensing agreement, contract or understanding;

            (i) plan or contract or other arrangement providing for insurance for any officer director or employee or member of their families;

            (j) contract or agreement containing covenants by IFI not to compete in any line of business or with any person;

            (k) partnership, joint venture contract or arrangement or other agreement involving a sharing of profits;

            (l) contract or agreement relating to the borrowing or lending of money; or

            (m) other material contract, agreement or understanding which requires by its terms the payment of more than $100.00 during any twelve-month period or has a term of more than twelve months.

        3.9 Title to Assets. IFI owns and has good and marketable title to all of its assets and properties (real, personal and mixed, tangible or intangible), reflected in the IFI Financial Statements free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except to the extent stated or reserved against in the IFI Financial Statements.

        3.10 Litigation. There are no actions, suits or proceedings or investigations pending or, to the knowledge of IFI threatened against or affecting the business or financial condition of IFI at law or in equity in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. IFI is not in default in respect of any judgment, order, writ, injunction or decree of any court or any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

        3.11 Permits. IFI has all permits, licenses, orders and approvals of all foreign, federal, state, or local governmental or regulatory bodies required for it to conduct its business as presently conducted, the absence of which would have a material adverse effect on the business or financial condition of IFI all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and such permits, licenses, orders or approvals will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

        3.12 Corporate Records. The minute books of IFI contain complete and accurate records of all material corporate actions taken at all meetings, all actions by written consent without a


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
meeting, and all other material corporate actions taken by the Board of Directors and shareholders of IFI.

        3.13 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the IFI Financial Statements, IFI had as of the dates of such financial statements, no liabilities or obligations, whether accrued, contingent or otherwise required by GAAP to be reflected in the IFI Financial Statements or otherwise material to IFI. As of the date of this Agreement, IFI does not have any liabilities or obligations, whether accrued, contingent or otherwise, except as provided for in the preceding sentence and for such liabilities or obligations as have arisen in the ordinary course of business since the date of the Latest Balance Sheet, none of which newly arisen liabilities or obligations has a material adverse effect upon the business or financial condition of IFI.

        3.14 Corporate Compliance. IFI is not in violation of, or in default under, any term or provision of its Articles of Incorporation or By-Laws.

        3.15 Regulatory Compliance. To its knowledge, IFI is in compliance in all material respects with all federal, state, local and foreign laws and regulations applicable to it, including, without limitation, environmental laws. IFI has not generated, used, handled, treated or stored hazardous waste or hazardous substance (as hereinafter defined) and/or oil at, on or in any site currently or formerly owned, leased or used by IFI or shipped the same for treatment, storage or disposal at any other site or facilities other than those generated, used, handled, treated or stored in the ordinary course of business which was in compliance in all material respects with the laws and regulations relating to hazardous waste and hazardous substances. For the purpose of this
Section 3.15, "hazardous waste" and "hazardous substance" shall have the meanings set forth in the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection 6901, et seq., and the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SectionSection 9601 et seq., and any federal regulations adopted pursuant to or in furtherance of such acts as such statutes or regulations may be amended, or as defined in any state or local statutes or regulations governing such waste and substances.

        3.16   Conflict of Interest.

               (a) No director or officer of IFI or, to the knowledge of IFI any employee of IFI, has any interest in any material property, real or personal or tangible or intangible necessary for, used in or pertaining to the business of IFI; and

               (b) No director or officer of IFI, or to the knowledge of IFI, employee of IFI, (i) competes with IFI in any line of business, or (ii) is a party to any IFI contract, nor does any director or officer of IFI, or, to the knowledge of IFI, any employee of IFI have an ownership interest, direct or indirect, in any entity which competes with IFI in any line of business or is a party to any IFI contract.

        3.17 Labor Matters. There are no disputes pending or, to the knowledge of IFI, threatened, between IFI and any of its former employees. To the knowledge of IFI, IFI is in compliance with


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
all applicable labor laws the failure to comply with which would have a material adverse effect on the business or financial condition of IFI. IFI is not a party to any collective bargaining agreements.

        3.18 Benefit Plans.

            (a) IFI is not a party to any compensation, bonus, pension, profit sharing, retirement, savings, stock option, stock purchase, severance, bonus, medical, dental, health benefit, disability, income, vacation, holiday, leave of absence, expense reimbursement, automobile or other transportation allowance, or similar plans, procedures, programs or agreements (the "IFI" Employee Benefit Plans").

            (b) IFI does not maintain or contribute to any "employee welfare benefit plan" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") (a "Welfare Benefit Plan"), pursuant to collective bargaining agreement or otherwise, providing benefits to retirees or former employees.

            (c) IFI has administered all former IFI Employee Benefit Plans, if any, in compliance in all material respects with applicable law, including but not limited to ERISA, and with respect to each such plan all applicable reporting and disclosure obligations have been satisfied in all material respects.

            (d) There is no pending or, to the knowledge of IFI, threatened litigation against IFI, with respect to any IFI Employee Benefit Plan and no such plan has been the subject of an audit, investigation or other proceeding by any governmental agency.

        3.19 Accuracy of Information Furnished. The certificates, statements and other information furnished to FCI in writing by or on behalf of IFI do not to the knowledge of IFI contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.20 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of IFI who has or may have a valid claim against FCI or the Surviving Corporation for any broker's or finder's fee or similar compensation.

        3.21 Reorganization Representations of IFI. IFI does not own, directly or indirectly, and has not owned directly or indirectly during the past five years, any shares of FCI Common Stock. The fair market value of the IFI Common Stock received by FCI shareholders will be approximately equal to the fair market value of the FCI Common Stock surrendered in the Merger. IFI has no plan or intention to reacquire any of the IFI Common Stock issued in the Merger. IFI has no plan or intention to cause the Surviving Corporation to issue shares of its stock that would result in IFI owning less than 80% of the Surviving Corporation's stock by vote or value. Immediately following the Merger, the Surviving Corporation will hold all of FCI's net assets and gross assets. IFI has no present plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of any of the stock of the Surviving Corporation, in each case except for transfer of stock to corporations controlled by IFI, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation. IFI is not an investment company as defined in Section 368(a) (2) (F) (iii) and (iv) of the Code.


IV.     SPECIAL MATTERS

        4.1 No-Shop. IFI agrees, severally, for the benefit of FCI that IFI will not, directly or indirectly, prior to the termination of this Agreement as provided in Article VIII, (i) sell, transfer, pledge, encumber or otherwise dispose of any shares and capital stock of IFI, or discuss or negotiate with any other corporation, person (other than its professional advisors) or firm (other than representatives of FCI) or entertain or consider any inquiry or proposals, regarding the possible disposition of such shares or the business or all or substantially all of the assets of IFI, or a merger or combination of IFI, or an acquisition of IFI by another party; (ii) provide any information relating to the possible sale of IFI or its business, or all or substantially all of the assets of IFI, to any potential third-party purchaser or to disclose to any potential third-party purchaser that IFI, or all or any significant portion of the assets of IFI, is or may be for sale; or (iii) intentionally take any action which is inconsistent with the obligations of IFI hereunder.

        4.2 Payment of Certain Expenses. If the closing does not occur, each party shall pay its or his own expenses for legal, accounting and other professional fees incurred in connection with this Agreement.


V.      REPRESENTATIONS AND WARRANTIES OF FCI

        FCI hereby represents and warrants to IFI as follows:

        5.1 Organization and Authorization.

            (a) FCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. FCI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or character of its properties requires such qualification and where the failure to be so qualified would materially and adversely affect FCI its businesses, properties or rights. FCI has delivered to IFI complete and correct copies of its Articles of Incorporation and By-Laws, as amended and in effect on the date of this Agreement. FCI has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by FCI, and the consummation by FCI of the transactions contemplated hereby have been duly authorized by the Board of Directors of FCI. This Agreement has been duly executed and delivered by FCI and upon the approval of the FCI shareholders will constitute a valid and binding agreement of FCI.

            (b) FCI owns 100% of the issued and outstanding capital stock of Flour City Architectural Metals, Inc. ("FCAM"), a Delaware corporation, and Hockley International Limited ("HIL"), a British Virgin Islands corporation.

        5.2 Non-Contravention. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws of FCI (b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under any mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment, or decree, to which FCI is a party or by which either of them is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of FCI or (d) violate or conflict with any law, ordinance or rule to which FCI or the property of FCI is subject.

        5.3 Capital Stock.

            (a) The authorized capital stock of FCI consists of 25,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value. As of the date of this Agreement there is 10,000,000 shares of Common Stock issued and outstanding which are validly issued, fully paid and nonassessable.

            (b) There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever obligating FCI to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of the capital stock of FCI or obligating FCI to grant, extend or enter into any such agreement or commitment. No preemptive or similar rights exist or will arise as a result of the transaction contemplated by this Agreement. There are no voting trusts, voting agreements, irrevocable proxies or other agreements to which FCI is a party, or of which FCI has knowledge, in effect relating to voting or transfer of any shares of FCI Common Stock.

        5.4 Unaudited Financial Statements and Stock Purchase Agreement. The unaudited consolidated profit and loss accounts and balance sheets for HIL for the years ending October 31, 1993, 1994, 1995 and 1996 (collectively the "HIL Financial Statements") which have been previously provided to IFI to the knowledge of FCI present fairly the financial position of HIL as of the dates thereof and the results of operations of FCI for the periods then ended; subject to any adjustments therein which may be required upon an audit of the foregoing financial statements, which adjustments may be material. The Stock Purchase Agreement (the "FCI-SPA") among Armco, Inc., FCAM and FCI effective January 1, 1997 which has been previously provided to IFI to the knowledge of FCI represents the terms and conditions of FCI's acquisition of FCAM from Armco, Inc.

        5.5 No Adverse Changes. Since the dates of the HIL Financial Statements and the FCI- SPA, FCI has conducted its business only in the ordinary course, and there has not been any material adverse changes in the business, financial condition, assets, liabilities, properties or operations of FCI.

        5.6 Litigation. Except as set forth in the FCI-SPA, there are no material actions, suits or proceedings or investigations pending or, to the knowledge of FCI, threatened against or affecting the business, operations or financial condition of FCI at law or in equity in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. FCI is not in default in respect of any judgment, order, writ, injunction or decree of any court or any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

        5.7 Corporate Records. The minute books of FCI made available to IFI or its legal counsel to review contained complete and accurate records of all material corporate actions taken at all meetings, all actions by written consent without a meeting, and all other material corporate actions taken by the Board of Directors and shareholders of FCI.

        5.8 Corporate Compliance. FCI is not in violation of, or in default under, any term or provision of its Articles of Incorporation or By-Laws.

        5.9 Accuracy of Information Furnished. The certificates, statements, and other information furnished to IFI in writing by or on behalf of FCI in connection with the transactions contemplated hereby, do not to the knowledge of FCI contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections contained in such information.

        5.10 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of FCI who has or may have a valid claim against IFI or the Surviving Corporation for any broker's or finder's fee or similar compensation.

        5.11 Reorganization Representations of FCI. There is no intercorporate indebtedness existing between IFI and FCI. FCI is not an investment company as defined in Section 368(a) (2) (F) (iii) and (iv) of the Code. FCI is not under the jurisdiction of a court in a Title 11 or similar case. The fair market value of the assets of FCI exceeds and will exceed as of the Effective Time the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject. Any liabilities of FCI assumed by the Surviving Corporation and any liabilities to which the transferred assets of FCI are subject were incurred by FCI in the ordinary course of its business.

VI.     COVENANTS

        6.1 Negative Covenants of IFI and FCI. From the date of this Agreement until the Effective Time, except with the prior written consent of the other parties or as expressly permitted by this Agreement, IFI and FCI each hereby covenant and agree that it will not:

            (a) declare or pay any dividends or effect any stock split or other reclassification;

            (b) merge or consolidate with any corporation;

            (c) make any acquisition of stock or assets of any person or entity;

            (d) authorize the creation or issuance of or issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any shares of its capital stock except pursuant to conversion rights, options or other commitments or agreements existing on the date of this Agreement.

            (e) incur any indebtedness for borrowed money other than in the ordinary course of business or in connection with transactions disclosed hereunder or contemplated herein;

            (f) enter into or amend any employment contract with any of its officers, increase the salary of any officer other than in the ordinary course of business, adopt or amend in any material respect (except as required by law) any employee benefit plan, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plan not consistent with past practice or custom;

            (g) amend its Articles of Incorporation or By-Laws;

            (h) dispose of any material assets or otherwise conduct its business in a manner that is not consistent with past practices; or

        6.2 Additional Affirmative Covenants of FCI. In addition to the covenants set forth in Section 6.1, FCI hereby covenants and agrees that from the date of this Agreement until the Effective Time (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of IFI:

            (a) shall use all reasonable efforts to comply with all applicable federal or state filing requirements imposed on FCI with respect to the Merger, and cooperate with and promptly furnish information to IFI in connection with any such filing requirements imposed upon IFI in connection with the Merger; and

            (b) shall (i) promptly advise IFI orally and in writing of any inquiry or proposal for the acquisition of its stock, assets or business; (ii) use all reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by in connection with the Merger or the taking of any action in connection with the consummation thereof; and (iii) use all reasonable efforts to cause the conditions precedent to the Merger to be fulfilled.

        6.3 Additional Affirmative Covenants of IFI. In addition to the covenants set forth in Section 6.1, IFI hereby covenants and agrees that from the date of this Agreement until the Effective Time (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of FCI, it shall use all reasonable efforts to comply with all filing requirements which federal or state law may impose on IFI with respect to the Merger, and cooperate with and promptly furnish information to FCI in connection with any such filing requirements imposed upon FCI in connection with the Merger.

        6.4 Access and Confidentiality.

            (a) From the date of this Agreement to the Effective Time, FCI shall afford to IFI and to the officers and authorized representatives of IFI (including, without limitation, counsel, financial advisors and independent accountants) full access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of FCI will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested. Similarly, from the date of this Agreement to the Effective Time, IFI shall afford to FCI and to FCI's officers and authorized representatives (including, without limitation, counsel, financial advisors and independent accountants) full access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of IFI will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested.

            (b) FCI and IFI shall at all times prior to the Effective Time and, in the event the transactions contemplated by this Agreement are not consummated, at all times thereafter, keep confidential all confidential or proprietary information furnished to it by the other party in connection with this Agreement and the transactions contemplated hereby, and will not disclose such confidential or proprietary information to any third party without the prior written consent of the other party. In addition, in the event of termination of this Agreement, all non-public documents (including copies thereof) and other non-public written information obtained hereunder by any party from any other party shall be returned to such party.

        6.5 Public Announcements. Each of the parties hereto will obtain the prior written approval from the other parties before issuing any press release or otherwise making any public statements with respect to the Merger prior to the Effective Time.

        6.6 Expenses. Subject to Section 4.3 hereof, each of the parties hereto shall pay all of its own costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated thereby or hereby.

        6.7 Survival of Representations and Warranties and Covenants; Indemnification.

            (a) The parties hereto hereby acknowledge and agree that the representations and warranties and covenants set forth in this Agreement shall survive the Closing Date for a period of 24 months, provided that, any covenant contained herein that is to be performed after the Closing Date shall survive for a period of 24 months from the date or expiration of the period upon or during which such covenant is to be performed.

            (b) The following individual directors of IFI, Andrew W. Berney, Bruce Barton and John M. Eckert (the "IFI Directors") jointly and severally hereby agree to indemnify, defend, save and hold the Surviving Corporation harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) actually paid or incurred or sustained by the Surviving Corporation which shall arise out of, or result from, any breach with respect to which notice has been given within the 24-month period following the Closing Date of any representation, warranty or covenant of IFI in this Agreement.

            (c) The following individual directors of FCI, John Tang and Michael Russo (the "FCI Directors") jointly and severally hereby agree to indemnify, defend, save and hold the Surviving Corporation harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) actually paid or incurred or sustained by the Surviving Corporation which shall arise out of, or result from, any breach with respect to which notice has been given within the 24-month period following the Closing Date of any representation, warranty or covenant of FCI in this Agreement.

            (d) Promptly after service of notice within the 24-month period following the Closing Date of any claim or of process by any third party in any matter in respect of which indemnity may be sought from a party pursuant to this Agreement, the party so served shall notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in, or assume, at its own expense, the defense of any such claim or process or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party shall be advised promptly of all developments. In the event that the indemnifying party assumes the defense of the indemnified party, then the indemnified party shall retain the right to participate, at its own cost and expense, in such defense. Notwithstanding any provision to the contrary set forth herein, the obligations of the indemnifying party hereunder shall be subject to and conditioned upon its receipt of timely notice of such claim or process and in the event that the failure to give such timely notice materially and adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification which the indemnifying party is obligated to pay hereunder, said indemnifying party shall have no indemnification obligations whatsoever with respect to such claim. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. In addition, in the event of such a settlement without the prior written consent of the indemnifying party, the indemnifying party shall have no indemnification obligation whatsoever with respect to such claim.

            (e) In determining the amount of loss subject to indemnity under this Section 6.7, the parties shall make appropriate adjustments for any recoveries received by the indemnified party under insurance policies. In addition, the amount of loss subject to indemnity under this Section 6.7 shall be adjusted to reflect any tax benefits received by the indemnified party as a result of the breach that gave rise to the indemnification obligation and the time value of money shall be calculated using the prevailing prime rate of interest as the discount rate.

            (f) Notwithstanding any term or condition of this Section 6.7 to the contrary, the liability of the FCI Directors shall be limited pursuant to this
Section 6.7 as follows: (i) the maximum liability of any individual FCI Director for all claims pursuant to this Section 6.7 shall not exceed the value of such FCI Director's shares in IFI received pursuant to this Agreement at the time he is required to satisfy any liability pursuant to the provisions of this Section 6.7; and (ii) at the option of any FCI Director, he shall have the right to satisfy any liability on his part pursuant to this Section 6.7 by the tender of IFI Common Stock received by him pursuant to this Agreement to IFI and to receive a credit against such liability in an amount equal to the number of shares so tendered times the IFI closing price or bid, as may be applicable, at the time he is required to satisfy any liability pursuant to the provisions of this Section 6.7.

        6.8 Reorganization Covenant.

        Following the Merger, the Surviving Corporation will continue the historic businesses of FCI.

        6.9 Financial Covenants of IFI.

        Following the Closing Date, IFI shall use its best efforts to promptly complete the required audits and accounting with respect to IFI and its then existing subsidiaries so as to permit IFI to prepare and file a true, correct and complete registration statement under the Securities Act of 1933, as amended.


VII.    CONDITIONS

        7.1 Conditions Precedent to the Obligations of All Parties. Notwithstanding any other provision of this Agreement, the obligations of IFI on the one hand, and of FCI on the other hand, to effect the Merger shall be subject to the fulfillment, as of the Closing, of each of the following conditions (unless waived by the written consent of the parties hereto):

            (a) all permits, approvals and consents of any governmental body or agency or other third party necessary or appropriate for consummation of the Merger shall have been obtained;

            (b) there shall not be in effect an order or decision of a court of competent jurisdiction which prevents, or would materially alter the terms of, the Merger;

            (c) there shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges the consummation of the Merger.

        7.2 Additional Conditions Precedent to the Obligations of IFI. In addition to the conditions contained in Section 7.1, the obligations of IFI to effect the Merger shall also be subject to the fulfillment as of the Closing Date of each of the following conditions (unless waived in writing by IFI): The representations and warranties of FCI contained in Article V shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of such time; and FCI shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

        7.3 Additional Conditions Precedent to the Obligations of FCI. In addition to the conditions contained in Section 7.1, the obligations of FCI to effect the Merger shall also be subject to the fulfillment at the Closing Date of each of the following conditions (unless waived in writing by FCI):

            (a) the representations and warranties of IFI contained in Article III shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; IFI shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and

            (b) IFI shall have delivered to FCI the following documents:

                (i) IFI Common Stock certificates issued in the names of the persons and in the quantities set forth in Exhibit B hereto, representing an aggregate of 27,980,667 shares;

                 (ii) A certified copy of IFI's amendment to its Articles of Incorporation evidencing the completion of a 1 for 10 reverse stock split, resulting in a total of 2,536,000 shares of IFI Common Stock being issued and outstanding immediately prior to the Closing;

                 (iii) The written resignations of IFI's officers and directors, effective as of the Closing Date; and

                 (iv) A copy of IFI's shareholder list, certified by IFI's transfer agent, dated within five days prior to the Closing.


VIII.   TERMINATION

        8.1 Termination by Mutual Consent. At any time prior to the Effective Time, this Agreement and the Agreement of Merger may be terminated by written consent of IFI and FCI, notwithstanding approval of the Merger by the shareholders of IFI or FCI.

        8.2 Termination by FCI. FCI may terminate this Agreement and the Agreement of Merger at any time prior to the Effective Time by delivery of written notice to IFI if:

            (a) There has been a material adverse change in IFI's business, assets, financial condition or prospects since the date of this Agreement;

            (b) IFI has violated any material term or provision of this Agreement which has not been cured by IFI within ten (10) days from the date of receipt of notice of such violation by FCI; or

            (c) Any representation or warranty made by IFI in this Agreement is false or inaccurate in any material respect or there is any material misrepresentation or omission by IFI.

        8.3 Effect of Termination. In the event of termination as provided above, this Agreement shall forthwith become of no further force or effect, all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein and there shall be no obligation on the part of any party's officers, directors or shareholders; provided, however, that Section 6.4(b), Section 6.5 and Section 9.8 shall survive such termination and continue in full force and effect.

IX.     GENERAL PROVISIONS

        9.1 Notices. All notices, requests, demands or other communications required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by commercial overnight courier or sent by certified or registered mail, postage prepaid, and addressed as follows:

               If to IFI:              International Forest Industries, Inc.
                                       4056 Elkridge Drive
                                       Las Vegas, NV  89129
                                       Attention: President

               With a copy to:         Aaron A. Grunfeld, Esq.
                                       Resch, Polster, Alpert & Berger LLP
                                       10390 Santa Monica Boulevard,
                                       Fourth Floor
                                       Los Angeles, CA 90025

               If to FCI:              Flour City International, Inc.
                                       915 Riverview Drive
                                       Johnson City, TN 37601
                                       Attention: President

               With a copy to:         William Lopshire, Esq.
                                       Manning, Marder & Wolfe
                                       707 Wilshire Boulevard
                                       45th Floor
                                       Los Angeles, California 90017

               If to Andrew W. Berney: At the address for IFI
                                       set forth hereinabove

               If to Bruce Barton:     At the address for IFI
                                       set forth hereinabove

               If to John M. Eckert:   At the address for IFI
                                       set forth hereinabove

               If to John Tang:        At the address for FCI
                                       set forth hereinabove

               If to Michael Russo:    At the address for FCI
                                       set forth hereinabove

or such other address as the parties hereto may from time to time designate in writing, prior to the giving of such notice. Any such notice, if hand delivered, shall be effective upon the date of delivery, and if given by commercial overnight courier or by certified or registered mail, shall be effective two business days following the date of sending such notice. A facsimile transmission, when received, shall be considered delivery of written notice.

        9.2 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing signed by each of the parties hereto, and then such amendment, waiver or consent shall be effective only in a specific instance and for the specific purpose for which given.

        9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        9.4 Assignability. This Agreement shall not be assigned by any party without the prior written consent of all of the parties hereto, which consent may be withheld by any such party in its sole and absolute discretion. In the event of such permitted assignment, this Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.

        9.5 Entire Agreement. This Agreement and the documents referred to herein, including without limitation, the Employment Agreement, the Registration Rights Agreement and the Agreement of Merger, contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings whether oral or written, relating to the subject matter hereof.

        9.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the parties hereby consent to the jurisdiction of the Nevada courts for all matters relating to this Agreement.

        9.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms and conditions contained therein or of this Agreement.

        9.8 Attorneys' Fees. In the event of any dispute which results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of any alleged breach, default or misrepresentation in connection with any of the provisions of this Agreement, the parties agree that the prevailing party or parties (in addition to all other amounts and relief to which sued party or parties may be entitled) shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in any action or proceeding.

        9.9. Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute and deliver to the other parties such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the Merger as contemplated by this Agreement.



                         (SIGNATURES ON FOLLOWING PAGE)

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement or have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                       INTERNATIONAL FOREST INDUSTRIES, INC.


                                       By:    ______________________________
                                       Name:  ______________________________
                                       Title: ______________________________


                                       FLOUR CITY INTERNATIONAL, INC.


                                       By:    ______________________________
                                       Name:  ______________________________
                                       Title: ______________________________


FOR PURPOSES OF THE INDEMNIFICATION PROVISIONS OF SECTION 6.7 OF THIS AGREEMENT THE FOLLOWING INDIVIDUALS HAVE EXECUTED THIS AGREEMENT THEREBY ACCEPTING THE TERMS AND CONDITIONS OF SECTION 6.7 AND AGREEING TO BE BOUND THEREBY:

Agreed to and Accepted by:


________________________________
Andrew W. Berney, an individual


________________________________
Bruce Barton, an individual


________________________________
John M. Eckert, an individual


________________________________
John W. Y. Tang, an individual


________________________________
Michael Russo, an individual

                                    EXHIBIT B

                ISSUANCE OF IFI COMMON STOCK TO FCI SHAREHOLDERS



                                                Number of IFI Common Shares
        Name of Shareholder                     to be delivered at the Closing
        -------------------                     ------------------------------
        John Tang                                         5,036,520

        Michael Russo                                     1,399,033

        Bryan Willis                                      1,119,227

        Roger Ulbricht                                      279,807

        Gold Manor Limited                                3,357,680

        Dynamic Choice Enterprises Inc.                   3,357,680

        Wilson International Limited                     13,430,720
                                                        -----------

                      Total                              27,980,667
                                                        ===========